PRICING SUPPLEMENT NO. 91                                      Rule 424 (b)(3)
DATED: May 14, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 06/04/98  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 06/04/2018      CUSIP#: 073928 CB 7

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                            Optional     Optional
                         Redemption         Repayment    Repayment
Redeemable On            Price(s)           Date(s)      Price(s)
-------------            -----------        ---------    ----------

*                        N/A                N/A          N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):
-------------------------------------

* Commencing June 4, 1999 and on each December 4 and June 4 thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 4th, commencing 12/04/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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